Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-279383) on Form S-8 of our report dated March 31, 2025, which includes an explanatory paragraph regarding Brand Engagement Network Inc.’s ability to continue as a going concern, with respect to the consolidated financial statements of Brand Engagement Network Inc.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois, United States of America
March 31, 2025